Exhibit 99.1

VALSPAR REPORTS SECOND QUARTER RESULTS

Company Updates FY 2008 Guidance

MINNEAPOLIS, Minn., May 12, 2008 – The Valspar Corporation (NYSE-VAL) today reported its results for the second-quarter ended April 25, 2008.

Second-quarter sales totaled $836.4 million, a 3.5 percent increase from the second quarter of 2007. Net income for the second quarter was $40.8 million. Second-quarter adjusted net income per share was $0.41 in 2008 and $0.40 in 2007, excluding non-cash adjustments of $0.03 and $0.05 per share, respectively, for Huarun minority interest shares. In 2007, second-quarter net income was $41.5 million. Second quarter reported earnings per share were $0.38 in 2008 and $0.35 in 2007.

“Results for the quarter were in line with our expectations and reflect the impact of operational discipline and tight control of expenses” said William L. Mansfield, Valspar chairman and chief executive officer. “Our packaging, general industrial and coil coatings product lines performed well. New business and pricing helped to partially offset the impact of rising raw material costs and a weak U.S. economy.”

Looking ahead, the company now expects fiscal year 2008 adjusted net income per share to be in the range of $1.55 to $1.65. “Raw material costs have increased beyond our prior expectations, and we anticipate demand in the U.S. to remain soft for the rest of the year,” said Mansfield. “We are responding with additional pricing actions, and remain focused on aggressively reducing costs, gaining new business and investing in our long-term growth opportunities.”

Mansfield and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:00 p.m. Central Time May 12 through Midnight on May 27 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 921998.

Investor Contact: Tyler N. Treat, (612) 375-7358

Media Contact: Mike Dougherty, (612) 375-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from the Company’s relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended April 25, 2008 and April 27, 2007

	Second Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2008	2007	2008	2007
Net Sales	$836,379	$808,471	$1,601,503	$1,502,994
Cost of Sales	592,118	561,590	1,146,777	1,057,029
Operating Expenses	167,157	168,662	322,641	316,527
Income From Operations	77,104	78,219	132,085	129,438
Interest Expense	13,914	16,238	29,597	30,929
Other (Income) Expense, Net	1,309	(382)	3,943	2,044
Income Before Income Taxes	61,881	62,363	98,545	96,465
Income Taxes	21,034	20,847	33,683	31,351
Net Income	$40,847	$41,516	$64,862	$65,114
Mandatorily Redeemable Stock Accrual (1)	(2,915)	(5,067)	(5,829)	(10,134)
Net Income Available to Common Shareholders	37,932	36,449	59,033	54,980
Average Number of Shares O/S - basic	99,617,232	101,672,432	99,855,456	101,717,101
Average Number of Shares O/S - diluted	100,180,834	103,371,264	100,556,774	103,453,373
Net Income per Common Share - basic	$0.38	$0.36	$0.59	$0.54
Net Income per Common Share - diluted	$0.38	$0.35	$0.59	$0.53

(1) MANDATORILY REDEEMABLE STOCK ACCRUAL REDUCED BASIC AND DILUTED NET INCOME PER SHARE $0.03 IN THE SECOND QUARTER OF 2008, $0.06 YEAR TO DATE IN 2008 AND $0.05 IN THE SECOND QUARTER OF 2007 AND $0.10 YEAR TO DATE IN 2007.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted Net Income per Common Share - diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted” - which exclude a non-cash accrual relating to Mandatorily Redeemable Stock in connection with the Company’s acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited. Management discloses these measures because it believes these measures may assist investors in comparing the Company’s results of operations in the respective periods without regard to the effect on the results in the 2008 and 2007 periods of the non-cash accrual relating to the Huarun acquisition.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	Second Quarter		Year-To-Date
	2008	2007	2008	2007
Net Income per Common Share - diluted	$0.38	$0.35	$0.59	$0.53
Mandatorily Redeemable Stock Accrual	$0.03	$0.05	$0.06	$0.10
Adjusted Net Income per Common Share - diluted	$0.41	$0.40	$0.65	$0.63

The following is a reconciliation of “Forecasted Net Income per Common Share - Diluted” to our “Full Year Guidance” for the period presented.

Full Year 2008
Forecasted Net Income per Common Share - diluted	$1.43 - $1.53
Mandatorily Redeemable Stock Accrual	$0.12
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$1.55 - $1.65

(Dollars in thousands)	April 25, 2008	October 26, 2007	April 27, 2007
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$77,917	$84,948	$61,424
Accounts Receivable, Net	578,612	537,890	549,434
Inventories	320,254	291,688	289,919
Other	121,341	115,116	129,127
Total Current Assets	1,098,124	1,029,642	1,029,904
Goodwill, Net	1,374,422	1,298,951	1,423,307
Other Assets, Net	622,272	609,292	430,250
Property, Plant & Equipment, Net	516,717	514,396	480,486
Total Assets	$3,611,535	$3,452,281	$3,363,947

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$304,854	$367,521	$485,569
Trade Accounts Payable	385,546	371,437	342,024
Income Taxes	2,951	19,316	36,077
Accrued Liabilities	243,814	270,873	239,633
Total Current Liabilities	937,165	1,029,147	1,103,303
Long Term Debt	807,900	648,988	620,862
Deferred Liabilities	398,522	356,007	361,545
Mandatorily Redeemable Stock	43,170	37,342	28,857
Stockholders’ Equity	1,424,778	1,380,797	1,249,380
Total Liabilities and Stockholders’ Equity	$3,611,535	$3,452,281	$3,363,947

The Valspar Corporation

Other Financial Data

Dollars in millions, except per share amounts

	Quarter 2		YTD
	2008	2007	2008	2007
I. Comparison year over year
Earnings Per Share
Diluted EPS, reported	$0.38	$0.35	$0.59	$0.53
Adjustments Per Share, net of tax:
Favorable (Unfavorable) tax adjustments	$—	$—	$—	$0.01
Mandatorily redeemable stock accrual	$0.03	$0.05	$0.06	$0.10

	Quarter 2		YTD
II. Segment Data	2008	2007	2008	2007
Sales
Coatings	$493.9	$453.3	$965.3	$865.6
Paint	$261.8	$273.8	$490.6	$493.5
All Other less intersegment sales	$80.7	$81.4	$145.6	$143.9
Total	$836.4	$808.5	$1,601.5	$1,503.0

Earnings Before Interest and Taxes (EBIT) *
Coatings	$49.5	$45.6	$88.8	$80.2
Paint	$23.5	$30.3	$41.8	$50.0
All Other	$2.8	$2.7	$(2.5)	$(2.8)
Total	$75.8	$78.6	$128.1	$127.4

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2008 presentation.